Pricing Supplement dated March 26, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                $3,988,000
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer


================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to fourteen (14) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". The Notes have a duration of three months ("Three Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 March 26, 2009

Issuance Date:                March 31, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the last business day
                              of each month, unless that day is not a business day, in which case the coupon payment day will be the following day that is a business day. The final coupon will be paid on the Maturity Date.


Three Month Notes:

             Valuation Date:  June 25, 2009

              Maturity Date:  June 30, 2009

Reference Stock:

  No.   Principal   Reference Stock                         Ticker     Coupon   Strike   Barrier    Term      CUSIP
  ---   ----------  ---------------                         ------     ------   ------   -------    ----      -----
          Amount                                                        Rate    Price    Price
          ------                                                        ----    -----    -----
  1209    $147,000  Apple Inc.                              AAPL       15.00%  $109.87   $82.40   3 month   78008GH70

  1212    $369,000  Caterpillar Inc.                        CAT        23.75%   $30.78   $20.01   3 month   78008GJ29

  1213     $62,000  Deere & Company                         DE         23.25%   $35.92   $23.35   3 month   78008GJ37

  1214     $60,000  Devon Energy Corporation                DVN        16.50%   $48.42   $31.47   3 month   78008GJ45

  1215    $511,000  Freeport-McMoRan Copper & Gold, Inc.    FCX        25.25%   $43.05   $25.83   3 month   78008GJ52

  1216  $1,469,000  General Electric Company                GE         24.75%   $10.90    $6.54   3 month   78008GJ60

  1218     $45,000  The Home Depot, Inc.                    HD         11.25%   $24.14   $15.69   3 month   78088GJ86

  1220     $130,00  JPMorgan Chase & Co.                    JPM        23.50%   $29.10   $17.46   3 month   78008GK27

  1221    $410,000  Lorillard, Inc.                         LO         11.00%   $64.58   $48.44   3 month   78008GL67

  1224    $155,000  Microsoft Corporation                   MSFT       11.00%   $18.83   $14.12   3 month   78008GK50

  1225    $115,000  Nucor Corporation                       NUE        21.50%   $41.09   $24.65   3 month   78008GK68

  1227     $35,000  Union Pacific Corporation               UNP        18.00%   $44.48   $28.91   3 month   78008GK84

  1228    $246,000  U.S. Bancorp                            USB        23.65%   $16.66   $10.00   3 month   78008GK92

  1229    $234,000  Wells Fargo & Company                   WFC        23.70%   $15.95    $9.57   3 month   78008GL26

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 1209                               100%                         1.50%                        98.50%
                                      $147,000.00                    $2,205.00                    $144,795.00

RevCon 1212                               100%                         1.50%                        98.50%
                                      $369,000.00                    $5,535.00                    $363,465.00

RevCon 1213                               100%                         1.50%                        98.50%
                                       $62,000.00                      $930.00                     $61,070.00

RevCon 1214                               100%                         1.50%                        98.50%
                                       $60,000.00                      $900.00                     $59,100.00

RevCon 1215                               100%                         1.50%                        98.50%
                                      $511,000.00                    $7,665.00                    $503,335.00

RevCon 1216                               100%                         1.50%                        98.50%
                                    $1,469,000.00                   $22,035.00                  $1,446,965.00

RevCon 1218                               100%                         1.50%                        98.50%
                                       $45,000.00                      $675.00                     $44,325.00

RevCon 1220                               100%                         1.50%                        98.50%
                                      $130,000.00                    $1,950.00                    $128,050.00

                                      P-3

RevCon 1221                               100%                         1.50%                        98.50%
                                      $410,000.00                    $6,150.00                    $403,850.00

RevCon 1224                               100%                         1.50%                        98.50%
                                      $155,000.00                    $2,325.00                    $152,675.00

RevCon 1225                               100%                         1.50%                        98.50%
                                      $115,000.00                    $1,725.00                    $113,275.00

RevCon 1227                               100%                         1.50%                        98.50%
                                       $35,000.00                      $525.00                     $34,475.00

RevCon 1228                               100%                         1.50%                        98.50%
                                      $246,000.00                    $3,690.00                    $242,310.00

RevCon 1229                               100%                         1.50%                        98.50%
                                      $234,000.00                    $3,510.00                    $230,490.00



                         RBC Capital Markets Corporation
                                 March 26, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                 the Barrier Price on      Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical          Amount as      Cash Delivery
      Hypothetical Final               Payment at             Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the    Percentage of
               of                    Percentage of          Percentage of          Reference        Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GH70 (AAPL): 1.23% of each stated interest payment (15.00% in total) will be treated as an interest payment and 13.77% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJ29 (CAT): 1.23% of each stated interest payment (23.75% in total) will be treated as an interest payment and 22.52% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJ37 (DE): 1.23% of each stated interest payment (23.25% in total) will be treated as an interest payment and 22.02% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJ45 (DVN): 1.23% of each stated interest payment (16.50% in total) will be treated as an interest payment and 15.27% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJ52 (FCX): 1.23% of each stated interest payment (25.25% in total) will be treated as an interest payment and 24.02% of each stated interest payment (25.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJ60 (GE): 1.23% of each stated interest payment (24.75% in total) will be treated as an interest payment and 23.52% of each stated interest payment (24.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJ86 (HD): 1.23% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.02% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GK27 (JPM): 1.23% of each stated interest payment (23.50% in total) will be treated as an interest payment and 22.27% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GL67 (LO): 1.23% of each stated interest payment (11.00% in total) will be treated as an interest payment and 9.77% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GK50 (MSFT): 1.23% of each stated interest payment (11.00% in total) will be treated as an interest payment and 9.77% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GK68 (NUE): 1.23% of each stated interest payment (21.50% in total) will be treated as an interest payment and 20.27% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GK84 (UNP): 1.23% of each stated interest payment (18.00% in total) will be treated as an interest payment and 16.77% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GK92 (USB): 1.23% of each stated interest payment (23.65% in total) will be treated as an interest payment and 22.42% of each stated interest payment (23.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GL26 (WFC): 1.23% of each stated interest payment (23.70% in total) will be treated as an interest payment and 22.47% of each stated interest payment (23.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In May 2008, the Company acquired T-Systems International, Inc. In June 2008, it acquired a 50 % equity investment in Xuzhou Xuwa Excavator Machinery Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Home Depot, Inc. is a home improvement retailer. The Company, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, the Company operates EXPO Design Center stores (EXPO), which offer products and services primarily related to design and renovation projects. As of February 3, 2008, the Company operated 2,234 stores in total, which included 1,950 The Home Depot stores, 34 EXPO stores, five Yardbirds stores and two THD Design Center stores in the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), 165 The Home Depot stores in Canada, 66 The Home Depot stores in Mexico and 12 The Home Depot stores in China. On August 30, 2007, the Company completed the sale of HD Supply.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lorillard, Inc. (Lorillard) is a manufacturer of cigarettes in the United States. The Company's Newport brand accounted for approximately 93.7% of its sales revenue for the year ended December 31, 2008. In addition to the Newport brand, its product line has five additional brand families marketed under the Kent, True, Maverick, Old Gold and Max brand names. These six brands include 44 different product offerings which vary in price, taste, flavor, length and packaging. In the United States and certain United States possessions and territories, it shipped 37.8 billion cigarettes in 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34097

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Union Pacific Corporation (UPC) is engaged in the transportation business. The Company's operating company, Union Pacific Railroad Company (UPRR), links 23 states in the western two-thirds of the

          United States. Union Pacific Railroad Company's business mix includes agricultural products, automotive, chemicals, energy, industrial products and intermodal. UPRR has approximately 32,012 route miles, linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways and providing several corridors to Mexican gateways. The freight traffic consists of bulk, manifest and premium business. Bulk traffic consists of coal, grain, rock, or soda ash in unit trains. Manifest traffic is individual carload or less than train-load business, including commodities, such as lumber, steel, paper and food. The transportation of finished vehicles and intermodal containers is part of the premium business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It has three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. Effective December 31, 2008, Wells Fargo & Co. announced that it has completed its merger with Wachovia Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006, 2007 and 2008 as well as for the period from January 1, 2009 through March 26, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (APPL)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                45.44                     31.3                      41.67
   4/1/2005           6/30/2005                44.45                     33.11                     36.81
   7/1/2005           9/30/2005                54.56                     36.29                     53.61
  10/1/2005          12/30/2005                75.46                     47.87                     71.89

   1/1/2006           3/31/2006                86.4                      57.67                     62.72
   4/1/2006           6/30/2006                73.8                      55.41                     57.27
   7/1/2006           9/29/2006                77.78                     50.16                     76.98
  9/30/2006          12/29/2006                93.159                    72.6                      84.84

   1/1/2007           3/30/2007                97.8                      81.9                      92.91
  3/31/2007           6/29/2007               127.61                     89.6                     122.04
  6/30/2007           9/28/2007               155                       111.62                    153.47
  9/29/2007          12/31/2007               202.96                    150.63                    198.08

   1/1/2008           3/31/2008               200.26                    115.44                    143.5
   4/1/2008           6/30/2008               192.24                    143.61                    167.44
   7/1/2008           9/30/2008               180.91                    100.59                    113.66
  10/1/2008          12/31/2008               116.4                      79.14                     85.35

   1/1/2009           3/26/2009               109.98                     78.20                    109.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day            Period-End Closing
 Start Date             Date               Price of the             Price of the               Price of the
                                        Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                      ($)                       ($)
 ----------             ----                    ---                      ---                       ---
   1/1/2005           3/31/2005                49.98                    43.2                      45.72
   4/1/2005           6/30/2005                51.49                    41.305                    47.655
   7/1/2005           9/30/2005                59.88                    47.425                    58.75
  10/1/2005          12/30/2005                59.84                    48.25                     57.77

   1/1/2006           3/31/2006                77.21                    57.05                     71.81
   4/1/2006           6/30/2006                82.03                    64.41                     74.48
   7/1/2006           9/29/2006                75.43                    62.09                     65.8
  9/30/2006          12/29/2006                70.92                    58.82                     61.33

   1/1/2007           3/30/2007                68.43                    57.98                     67.03
  3/31/2007           6/29/2007                82.89                    65.86                     78.3
  6/30/2007           9/28/2007                87                       70.59                     78.43
  9/29/2007          12/31/2007                82.74                    67                        72.56

   1/1/2008           3/31/2008                78.63                    59.6                      78.29
   4/1/2008           6/30/2008                85.96                    72.56                     73.82
   7/1/2008           9/30/2008                75.87                    58.11                     59.6
  10/1/2008          12/31/2008                59.03                    31.95                     44.67

   1/1/2009           3/26/2009                47.12                    21.71                     30.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date              Price of the              Price of the              Price of the
                                       Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
 ----------             ----                   ---                       ---                       ---
   1/1/2005           3/31/2005               37.205                    32.6                      33.565
   4/1/2005           6/30/2005               34.7                      29.35                     32.745
   7/1/2005           9/30/2005               36.99                     29.905                    30.6
  10/1/2005          12/30/2005               35.5                      28.495                    34.055

   1/1/2006           3/31/2006               40                        33.805                    39.525
   4/1/2006           6/30/2006               45.99                     38.1932                   41.745
   7/1/2006           9/29/2006               42.485                    33.45                     41.955
  9/30/2006          12/29/2006               50.7                      41.505                    47.535

   1/1/2007           3/30/2007               58.25                     45.115                    54.32
  3/31/2007           6/29/2007               62.82                     51.585                    60.37
  6/30/2007           9/28/2007               74.95                     56.955                    74.21
  9/29/2007          12/31/2007               93.74                     70.175                    93.12

   1/1/2008           3/31/2008               94.7658                   71.2                      80.44
   4/1/2008           6/30/2008               94.89                     70.16                     72.13
   7/1/2008           9/30/2008               74.18                     46.18                     49.5
  10/1/2008          12/31/2008               49.49                     28.5                      38.32

   1/1/2009           3/26/2009               46.76                     24.51                     35.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                49.42                     36.48                     47.75
   4/1/2005           6/30/2005                52.31                     40.6                      50.68
   7/1/2005           9/30/2005                70.35                     50.75                     68.64
  10/1/2005          12/30/2005                69.79                     54.01                     62.54

   1/1/2006           3/31/2006                69.97                     55.3                      61.17
   4/1/2006           6/30/2006                65.25                     48.94                     60.41
   7/1/2006           9/29/2006                74.75                     57.19                     63.15
  9/30/2006          12/29/2006                74.49                     58.55                     67.08

   1/1/2007           3/30/2007                71.24                     62.8                      69.22
  3/31/2007           6/29/2007                83.92                     69.3                      78.29
  6/30/2007           9/28/2007                85.2                      69.01                     83.2
  9/29/2007          12/31/2007                94.75                     80.05                     88.91

   1/1/2008           3/31/2008               108.13                     74.56                    104.33
   4/1/2008           6/30/2008               127.16                    101.31                    120.16
   7/1/2008           9/30/2008               127.43                     82.1                      91.2
  10/1/2008          12/31/2008                91.69                     54.4                      65.71

   1/1/2009           3/26/2009                73.11                     38.55                     48.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               39.8195                   31.8556                   36.3727
   4/1/2005           6/30/2005               37.0155                   28.9439                   34.38
   7/1/2005           9/30/2005               45.9548                   34.0862                   45.1282
  10/1/2005          12/30/2005               52.3354                   40.3173                   50.4288

   1/1/2006           3/31/2006               60.927                    44.158                    56.5894
   4/1/2006           6/30/2006               68.358                    41.4617                   53.3038
   7/1/2006           9/29/2006               59.9222                   45.7714                   51.9578
  9/30/2006          12/29/2006               62.1425                   46.4362                   55.73

   1/1/2007           3/30/2007               67.19                     48.85                     66.19
  3/31/2007           6/29/2007               85.5                      65.62                     82.82
  6/30/2007           9/28/2007              110.6                      67.07                    104.89
  9/29/2007          12/31/2007              120.2                      85.71                    102.44

   1/1/2008           3/31/2008              107.37                     68.96                     96.22
   4/1/2008           6/30/2008              127.24                     93                       117.19
   7/1/2008           9/30/2008              117.11                     51.21                     56.85
  10/1/2008          12/31/2008               56.75                     15.7                      24.44

   1/1/2009           3/26/2009               43.45                     21.16                     43.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                36.89                     34.95                     36.06
   4/1/2005           6/30/2005                37.34                     34.15                     34.65
   7/1/2005           9/30/2005                35.78                     32.85                     33.67
  10/1/2005          12/30/2005                36.34                     32.67                     35.05

   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/26/2009                17.24                      5.73                     10.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                43.27                     37.44                     38.24
   4/1/2005           6/30/2005                40.93                     34.56                     38.9
   7/1/2005           9/30/2005                43.98                     37.144                    38.14
  10/1/2005          12/30/2005                43.3                      37.48                     40.48

   1/1/2006           3/31/2006                43.95                     38.5                      42.3
   4/1/2006           6/30/2006                42.93                     35.63                     35.79
   7/1/2006           9/29/2006                37.65                     32.85                     36.27
  9/30/2006          12/29/2006                40.37                     35.55                     40.16

   1/1/2007           3/30/2007                42.01                     36.35                     36.74
  3/31/2007           6/29/2007                41.19                     36.6                      39.35
  6/30/2007           9/28/2007                41.01                     31.85                     32.44
  9/29/2007          12/31/2007                34.55                     25.57                     26.94

   1/1/2008           3/31/2008                31.08                     23.77                     27.97
   4/1/2008           6/30/2008                30.5                      23.32                     23.42
   7/1/2008           9/30/2008                30.74                     20.76                     25.89
  10/1/2008          12/31/2008                26.09                     17.05                     23.02

   1/1/2009           3/26/2009                25.49                     17.49                     24.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & CO (JPM)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                39.69                     34.32                     34.6
   4/1/2005           6/30/2005                36.5                      33.35                     35.32
   7/1/2005           9/30/2005                35.95                     33.31                     33.93
  10/1/2005          12/30/2005                40.56                     32.92                     39.69

   1/1/2006           3/31/2006                42.43                     37.88                     41.64
   4/1/2006           6/30/2006                46.8                      39.33                     42
   7/1/2006           9/29/2006                47.49                     40.4                      46.96
  9/30/2006          12/29/2006                49                        45.51                     48.3

   1/1/2007           3/30/2007                51.95                     45.91                     48.38
  3/31/2007           6/29/2007                53.25                     47.7                      48.45
  6/30/2007           9/28/2007                50.48                     42.16                     45.82
  9/29/2007          12/31/2007                48.02                     40.15                     43.65

   1/1/2008           3/31/2008                49.29                     36.01                     42.95
   4/1/2008           6/30/2008                49.95                     33.96                     34.31
   7/1/2008           9/30/2008                49                        29.24                     46.7
  10/1/2008          12/31/2008                50.63                     19.69                     31.53

   1/1/2009           3/26/2009                31.64                     14.96                     29.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Lorillard Inc (LO)
                                    (Jun-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   4/1/2008           6/30/2008                79                        66.7                      69.16
   7/1/2008           9/30/2008                77.39                     62.7                      71.15
  10/1/2008          12/31/2008                71.91                     53.3                      56.35

   1/1/2009           3/26/2009                67                        52.5                      64.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                27.1                      23.82                     24.17
   4/1/2005           6/30/2005                26.09                     23.94                     24.84
   7/1/2005           9/30/2005                27.94                     24.5                      25.73
  10/1/2005          12/30/2005                28.25                     24.25                     26.15

   1/1/2006           3/31/2006                28.38                     26.1                      27.21
   4/1/2006           6/30/2006                27.941                    21.4599                   23.3
   7/1/2006           9/29/2006                27.52                     22.23                     27.35
  9/30/2006          12/29/2006                30.26                     27.15                     29.86

   1/1/2007           3/30/2007                31.48                     26.6                      27.87
  3/31/2007           6/29/2007                31.16                     27.56                     29.47
  6/30/2007           9/28/2007                31.84                     27.51                     29.46
  9/29/2007          12/31/2007                37.5                      29.29                     35.6

   1/1/2008           3/31/2008                35.96                     26.87                     28.38
   4/1/2008           6/30/2008                32.1                      27.11                     27.51
   7/1/2008           9/30/2008                28.5                      23.5                      26.69
  10/1/2008          12/31/2008                27.47                     17.5                      19.44

   1/1/2009           3/26/2009                21                        14.87                     18.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               29.8132                   21.4056                   26.2962
   4/1/2005           6/30/2005               27.1139                   20.9218                   20.9539
   7/1/2005           9/30/2005               28.2019                   21.009                    27.2116
  10/1/2005          12/30/2005               32.3873                   23.9087                   31.0079

   1/1/2006           3/31/2006               51.2772                   31.2635                   48.9367
   4/1/2006           6/30/2006               56.3199                   41.843                    51.1612
   7/1/2006           9/29/2006               52.755                    42.5511                   47.1488
  9/30/2006          12/29/2006               64.3544                   45.2529                   52.5473

   1/1/2007           3/30/2007               64.7589                   51.1437                   63.0927
  3/31/2007           6/29/2007               67.7426                   54.7868                   57.3078
  6/30/2007           9/28/2007               63.2682                   40.6675                   58.6004
  9/29/2007          12/31/2007               64.02                     49.3773                   58.6484

   1/1/2008           3/31/2008               74.9396                   47.2594                   67.2708
   4/1/2008           6/30/2008               82.9812                   65.4336                   74.3454
   7/1/2008           9/30/2008               73.5688                   35.48                     39.5
  10/1/2008          12/31/2008               48.29                     25.25                     46.2

   1/1/2009           3/26/2009               49                        29.84                     41.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date              Price of the              Price of the              Price of the
                                       Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
 ----------             ----                   ---                       ---                       ---
   1/1/2005           3/31/2005               35.05                     29.09                     34.85
   4/1/2005           6/30/2005               35.095                    30.425                    32.4
   7/1/2005           9/30/2005               36.1                      31.76                     35.85
  10/1/2005          12/30/2005               40.63                     33.445                    40.255

   1/1/2006           3/31/2006               46.865                    38.81                     46.675
   4/1/2006           6/30/2006               48.745                    41.915                    46.48
   7/1/2006           9/29/2006               46.48                     39.325                    44
  9/30/2006          12/29/2006               48.08                     43.135                    46.01

   1/1/2007           3/30/2007               52.92                     44.79                     50.775
  3/31/2007           6/29/2007               61.395                    50.205                    57.575
  6/30/2007           9/28/2007               64.68                     49.69                     56.53
  9/29/2007          12/31/2007               68.78                     55.035                    62.81

   1/1/2008           3/31/2008               65.285                    52.66                     62.69
   4/1/2008           6/30/2008               82.76                     62.98                     75.5
   7/1/2008           9/30/2008               85.8                      67.34                     71.16
  10/1/2008          12/31/2008               71.78                     41.84                     47.8

   1/1/2009           3/26/2009               54.66                     33.28                     44.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date              Price of the              Price of the              Price of the
                                       Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
 ----------             ----                   ---                       ---                       ---
   1/1/2005           3/31/2005               31.36                     28.17                     28.82
   4/1/2005           6/30/2005               29.91                     26.8                      29.2
   7/1/2005           9/30/2005               30.91                     27.77                     28.08
  10/1/2005          12/30/2005               31.21                     27.32                     29.89

   1/1/2006           3/31/2006               31.31                     28.99                     30.5
   4/1/2006           6/30/2006               31.89                     30.17                     30.88
   7/1/2006           9/29/2006               33.42                     30.54                     33.22
  9/30/2006          12/29/2006               36.85                     32.96                     36.19

   1/1/2007           3/30/2007               36.84                     34.4                      34.97
  3/31/2007           6/29/2007               35.18                     32.74                     32.95
  6/30/2007           9/28/2007               34.17                     29.09                     32.53
  9/29/2007          12/31/2007               34.25                     30.21                     31.74

   1/1/2008           3/31/2008               35.01                     27.86                     32.36
   4/1/2008           6/30/2008               35.25                     27.78                     27.89
   7/1/2008           9/30/2008               42.23                     20.57                     36.02
  10/1/2008          12/31/2008               37.31                     20.22                     25.01

   1/1/2009           3/26/2009               25.43                      8.06                     16.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date              Price of the              Price of the              Price of the
                                       Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
 ----------             ----                   ---                       ---                       ---
   1/1/2005           3/31/2005               31.375                    29.075                    29.9
   4/1/2005           6/30/2005               31.11                     28.885                    30.79
   7/1/2005           9/30/2005               31.435                    29                        29.285
  10/1/2005          12/30/2005               32.35                     28.81                     31.415

   1/1/2006           3/31/2006               32.755                    30.31                     31.935
   4/1/2006           6/30/2006               34.855                    31.9                      33.54
   7/1/2006           9/29/2006               36.89                     33.355                    36.18
  9/30/2006          12/29/2006               36.99                     34.9                      35.56

   1/1/2007           3/30/2007               36.64                     33.01                     34.43
  3/31/2007           6/29/2007               36.49                     33.93                     35.17
  6/30/2007           9/28/2007               37.99                     32.66                     35.62
  9/29/2007          12/31/2007               37.78                     29.29                     30.19

   1/1/2008           3/31/2008               34.56                     24.38                     29.1
   4/1/2008           6/30/2008               32.4                      23.46                     23.75
   7/1/2008           9/30/2008               44.675                    20.46                     37.53
  10/1/2008          12/31/2008               38.95                     19.89                     29.48

   1/1/2009           3/26/2009               30.47                      7.8                      15.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about March 31, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $3,988,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 March 26, 2009